Exhibit 99.2

Cornerstone OnDemand Enters Definitive Agreement to Be Acquired

by Clearlake Capital Group in $5.2 Billion Transaction

Cornerstone Stockholders to Receive $57.50 Per Share in Cash

Vector Capital to Make Minority Investment at Closing

SANTA MONICA, Calif. – August 5, 2021 – Cornerstone OnDemand, Inc. (NASDAQ: CSOD), a global leader in talent management software, today announced it has entered into a definitive agreement to be acquired by Clearlake Capital Group, L.P. (together with certain of its affiliates, “Clearlake”), a leading private equity firm. Under the terms of the agreement, Clearlake will acquire the outstanding shares of Cornerstone common stock for $57.50 per share in cash. The transaction has an enterprise value of approximately $5.2 billion.

The $57.50 per share purchase price represents a premium of approximately 31% to Cornerstone’s unaffected closing stock price on June 1, 2021, the last full trading day prior to Clearlake filing a Schedule 13D in connection with the Company’s strategic review process, and a 40% premium to the Company’s unaffected LTM VWAP. Upon completion of the transaction, Cornerstone will become a private company with the flexibility and resources to continue to provide market leading, talent management software-as-a-service (“SaaS”) solutions. Additionally, Cornerstone will benefit from the operating capabilities, capital support and deep sector expertise of Clearlake and their strong track record with software platform investments.

Phil Saunders, Chief Executive Officer of Cornerstone, said, “Clearlake’s investment reflects their confidence in our talented people, the power of our SaaS solutions and our value proposition for our customers. With this transaction, we plan to continue to pursue new software capabilities that advance our customers’ efforts to optimize workforce agility, transform skill development, deliver personalized, engaging growth experiences, and align their organizations around a shared definition of success. We’re thrilled to welcome Clearlake as a partner that appreciates the impact our SaaS solutions have on the lives of people at work and our customer-centric philosophy as we accelerate our innovation.”

“This transaction represents another major milestone in Cornerstone’s amazing journey. As a private company with Clearlake as a partner, Cornerstone will be even better positioned to innovate, to capitalize on our market opportunities and to extend our platform,” said Adam Miller, Founder and Co-Chairman of the Board. “The added significant strategic flexibility and financial resources will create new opportunities for our employees, provide our clients with more capabilities to empower their people and enable us to help millions more people realize their potential.”

Richard Haddrill, Co-Chairman of the Board, said, “Today’s announcement is the culmination of a robust strategic review process conducted by the Board over the past several months. This process considered our standalone opportunities and solicited and inbound interest from a significant number of parties, including potential strategic and financial partners. We are very pleased to reach this agreement, which provides our stockholders with compelling, certain cash value and positively reflects the operational and strategic synergies achieved through Cornerstone’s prior acquisition of Saba.”

“We have long admired Cornerstone’s leading talent management SaaS solutions and the Company’s mission to help customers modernize the learning and development experience for their employees,” said Behdad Eghbali, Co-Founder and Managing Partner at Clearlake. “We believe there is a significant opportunity to strategically position Cornerstone in the market as a leading platform and industry consolidator, and we look forward to partnering with the management team to drive value through both organic growth acceleration and inorganic transformation.”

“With a compelling suite of market-leading SaaS solutions, and history of product innovation, we believe Cornerstone is well positioned in the growing and rapidly evolving talent management market,” said Prashant Mehrotra, Partner, and Paul Huber, Principal at Clearlake. “We are excited to leverage Clearlake’s O.P.S.® framework to help the Company strengthen its strategic growth plans and accelerate the pace of execution.”

“We have developed deep admiration and respect for Cornerstone over the years, in particular during our ownership of Saba Software. We are thrilled to support the Company’s outstanding management team and employees to extend Cornerstone’s leadership as the pre-eminent next-generation talent management software platform,” said David Fishman, Managing Director and Head of Private Equity, and Andy Fishman, Managing Director at Vector Capital.

Timing and Approvals

The transaction, which was unanimously approved by Cornerstone’s Board of Directors, is not subject to a financing condition and is expected to close in the second half of 2021, subject to customary closing conditions, including the receipt of regulatory approvals and approval by a majority of Cornerstone stockholders. Certain stockholders, including Clearlake, representing 15.65% of the Company’s outstanding shares have agreed to vote their shares in favor of the transaction.

Upon the completion of the transaction, Cornerstone will become a privately held company and shares of Cornerstone common stock will no longer be listed on any public market.

Second Quarter 2021 Financial Results and Conference Call

In a separate release, Cornerstone today announced its second quarter 2021 results. The press release is available on the “Investor Relations” section of the Cornerstone website at https://investors.cornerstoneondemand.com/.

In light of the announced transaction with Clearlake, Cornerstone will not hold its earnings conference call previously scheduled for today, August 5, 2021 at 5 p.m. ET.

Advisors

Qatalyst Partners and Centerview Partners LLC are serving as financial advisors to Cornerstone, and Cooley LLP is serving as legal counsel.

Morgan Stanley, Rothschild & Co., J.P. Morgan, Goldman Sachs, BoA Securities, Barclays, Jefferies and William Blair are acting as financial advisors to Clearlake. Sidley Austin LLP is serving as legal counsel to Clearlake in the connection with the acquisition and debt financing.

J.P. Morgan, BoA Securities, Ares, Golub, Antares, Barclays, Blue Owl, BMO Capital Markets, BNP Paribas, Credit Suisse, Goldman Sachs and Jefferies are providing the debt financing for the transaction.

About Cornerstone

Cornerstone powers the future ready workforce, with HR software and solutions designed to unite people, teams, technology and business, and inspire a work environment of growth, agility and success for all. With an AI-powered and skills-forward system designed for the contemporary workforce, we help organizations modernize the learning and development experience, deliver the most relevant content from anywhere, accelerate talent and career mobility, and establish skills as the universal language of growth and success across the business. Cornerstone serves over 6,000 customers and 75M users and is available in 180 countries and 50 languages. https://www.cornerstoneondemand.com/

About Clearlake

Clearlake is an investment firm founded in 2006 operating integrated businesses across private equity, credit and other related strategies. With a sector-focused approach, the firm seeks to partner with world-class management teams by providing patient, long-term capital to dynamic businesses that can benefit from Clearlake’s operational improvement approach, O.P.S.® The firm’s core target sectors are technology, industrials and consumer. Clearlake currently has approximately $39 billion of assets under management and its senior investment principals have led or co-led over 300 investments. The firm has offices in Santa Monica and Dallas. More information is available at https://www.clearlake.com.

About Vector

Vector Capital is a San Francisco-based leading global private equity firm focused on transformative investments in technology and technology-enabled businesses. Founded in 1997, Vector oversees approximately $4 billion of capital across its private equity and credit strategies from a variety of investors including university endowments, foundations, and financial institutions. Vector exclusively focuses on investments within the technology sector and has built a successful track record of executing buyouts, carve-outs, recapitalizations, minority, and credit investments. With our disciplined approach to valuation and deep-rooted operational experience, Vector has generated competitive returns and established a successful track record spanning 24 years. More information is available at https://www.vectorcapital.com.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Company stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.cornerstoneondemand.com or by contacting Company Investor Relations at (310) 526-2531.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Cornerstone and Clearlake and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cornerstone stockholders in connection with the proposed transaction. Information about Cornerstone’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. Additional information regarding these individuals is set forth in Cornerstone’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020, the definitive proxy statement on Schedule 14A for Cornerstone’s most recent Annual Meeting of Stockholders held in June 2021, and Cornerstone’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. To the extent Cornerstone’s directors and executive officers or their holdings of Cornerstone securities have changed from the amounts disclosed in those filings, to Cornerstone’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Cornerstone’s website at www.cornerstoneondemand.com.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed merger. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Cornerstone’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed merger, satisfaction of closing conditions precedent to the consummation of the proposed merger, potential delays in consummating the merger, the ability of Cornerstone to timely and successfully achieve the anticipated benefits of the merger and the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Cornerstone’s most recent filings with the SEC, including Cornerstone’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Cornerstone assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Cornerstone Contacts:

Investor Relations

Jason Gold

jgold@csod.com

+1 (310) 526-2531

Media

Deaira Irons

dirons@csod.com

+1 (310) 752-0164

Clearlake Contact:

Jennifer Hurson

Lambert & Co.

jhurson@lambert.com

+1 (845) 507-0571